Exhibit 10.1

MGM GROWTH PROPERTIES LLC
OMNIBUS AMENDMENT TO

RESTRICTED SHARE UNITS AND PERFORMANCE SHARE UNITS

This Agreement is made by and between MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), and [●] (the “Participant”) with an effective date of [●] (the “Amendment Date”).
RECITALS
A. The Participant has previously received one or more awards of Restricted Share Units (“RSUs”) and/or Performance Share Units (“PSUs”) pursuant to the MGM Growth Properties LLC 2016 Omnibus Incentive Plan (the “Plan”).
B. The Company and the Participant are parties to award agreements (each an “Award Agreement”) evidencing the grant of each of the Participant’s RSUs and PSUs.
C. The Company and the Participant desire to amend the term of all outstanding RSUs and PSUs currently held by the Participant, and the corresponding Award Agreements, in accordance with the terms and conditions hereof.
Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows, each effective as of the Amendment Date:
Capitalized terms not defined herein shall have the meanings ascribed to such terms under the Plan and/or the applicable Award Agreement.
1.The Participant and the Company hereby agree that each of the RSU Award Agreements shall be amended such that any language regarding the determination of dividend equivalents or Dividend Equivalent Rights shall be replaced with the following:
Whenever a dividend is paid with respect to the Company’s Shares, a corresponding Dividend Equivalent Right shall be credited with respect to each Restricted Share Unit held by the Participant as of the relevant record date in a number of additional full and fractional Restricted Share Units calculated based on the Fair Market Value of the Shares at the time such dividend is paid. Any such additional Restricted Share Units shall be subject to the same vesting, forfeiture, settlement and other terms and conditions as the underlying Restricted Share Units with respect to which they were credited. For the avoidance of doubt, if the payment date of the dividend referred to in the preceding sentence occurs after the vesting of the Restricted Share Units, such additional Restricted Share Units shall vest and settle on the payment date of the dividend.
2.The Participant and the Company hereby agree that each of the PSU Award Agreements shall be amended such that any language regarding the determination of dividend equivalents or Dividend Equivalent Rights shall be replaced with the following:
Whenever a dividend is paid with respect to the Company’s Shares, a corresponding number of Target Dividend Equivalent Rights shall be credited to the Participant in a number of additional full and fractional Performance Share Units equal to the product of (a) the sum of (i) the number of Performance Share Units subject to the Target Award as of the relevant record date plus (ii) the sum of all Target Dividend Equivalent Rights calculated in respect of all previously paid dividends, and (b) a fraction equal to (i) the applicable per-

Share dividend amount divided by (ii) the closing price of a Share on the dividend payment date (such product, a “Target Dividend Equivalent Right”). For the avoidance of doubt, if the payment date of the dividend referred to in the preceding sentence occurs after the vesting of the Performance Share Units, such additional Dividend Equivalent Rights shall vest and settle on the payment date of the dividend (subject to adjustment based upon the number of Performance Share Units that vested).
Except as specifically modified herein, the terms and conditions of the RSUs and PSUs and the applicable Award Agreements shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Units Agreement as of the date first written above.

MGM GROWTH PROPERTIES LLC

By:
Name:
Title:

PARTICIPANT

By:
Name: